UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2015 (January 27, 2015)

THE GRILLED CHEESE TRUCK, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54070	27-3120288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 North Nob Hill Road, Suite 321

Fort Lauderdale, FL 33324

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (323) 786-3163

n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.	Other Events.

On January 27, 2015, The Grilled Cheese Truck, Inc. (the “Company”) entered into a letter of intent (the “Brinton LOI”) with DJ Brinton Lake, LLC (“Brinton”), whereby the Company intends to acquire all, or substantially all, of the related assets of Brinton (the “Brinton Assets”). Pursuant to the terms of the Brinton LOI, the parties agreed that until March 31, 2015, Brinton will not negotiate with, or agree to sell or otherwise dispose of, directly or indirectly, any of the Brinton Assets to any other third party. In addition, the Brinton LOI included a non-binding term sheet describing terms of the acquisition and that the parties agreed to further negotiate and reduce such terms to a definitive purchase agreement. The execution and delivery of the definitive purchase agreement will be subject to certain conditions contained in the definitive purchase agreement, including but not limited to, Brinton obtaining any necessary consent to sell such Brinton Assets to the Company from Brinton’s franchisor or termination of any agreement that may prohibit the sale of the Brinton Assets.

On January 27, 2015, the Company also entered into a letter of intent (the “King LOI”) with DJR King of Prussia, Inc. (“King”), whereby the Company intends to acquire all, or substantially all, of the related assets of King (the “King Assets”). Pursuant to the terms of the King LOI, the parties agreed that until March 31, 2015, King will not negotiate with, or agree to sell or otherwise dispose of, directly or indirectly, any of the King Assets to any other third party. In addition, the King LOI included a non-binding term sheet describing terms of the acquisition and that the parties agreed to further negotiate and reduce such terms to a definitive purchase agreement. The execution and delivery of the definitive purchase agreement will be subject to certain conditions contained in the definitive purchase agreement, including but not limited to, King obtaining any necessary consent to sell such King Assets to the Company from King’s franchisor or termination of any agreement that may prohibit the sale of the King Assets.

On January 27, 2015, the Company also entered into a letter of intent (the “Square LOI”) with DJR Suburban Square, Inc. (“Square”), whereby the Company intends to acquire all, or substantially all, of the related assets of Square (the “Square Assets”). Pursuant to the terms of the Square LOI, the parties agreed that until March 31, 2015, Square will not negotiate with, or agree to sell or otherwise dispose of, directly or indirectly, any of the Square Assets to any other third party. In addition, the Square LOI included a non-binding term sheet describing terms of the acquisition and that the parties agreed to further negotiate and reduce such terms to a definitive purchase agreement. The execution and delivery of the definitive purchase agreement will be subject to certain conditions contained in the definitive purchase agreement, including but not limited to, Square obtaining any necessary consent to sell such Square Assets to the Company from Square’s franchisor or termination of any agreement that may prohibit the sale of the Square Assets.

Each of such potential sellers are franchisors of Ruby’s Franchise System, Inc. and subject to a franchise agreement. There can be no assurances that any of these acquisitions will be consummated by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GRILLED CHEESE TRUCK, INC.

By:	/s/ Peter Goldstein
Peter Goldstein

Date: February 2, 2015